As filed with the Securities and Exchange Commission on August 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	31-0958666
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7000 Cardinal Place

Dublin, Ohio 43017

(614) 757-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jessica L. Mayer

Chief Legal and Compliance Officer

7000 Cardinal Place

Dublin, Ohio 43017

(614) 757-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Maia Gez Elodie Gal	Patrick Pope

White & Case LLP	Executive Vice President, General Counsel and Corporate Secretary

1221 Avenue of the Americas New York, New York 10020 (212) 819-8200	Cardinal Health, Inc. 7000 Cardinal Place Dublin, Ohio 43017 (614) 757-5000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

COMMON SHARES

PREFERRED SHARES

DEBT SECURITIES

UNITS

Cardinal Health may offer and sell from time to time, together or separately, the following securities:

(i)	Class A common shares (“common shares”),

(ii)	preferred shares,

(iii)	unsecured debt securities,

(iv)	units, or

(v)	any combination of these securities.

We will provide the terms of any offering and the specific terms of the securities offered in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement together with the information incorporated by reference and any additional information described under the heading “Where You Can Find More Information and Incorporation of Certain Documents by Reference” carefully before you invest in our securities. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement or term sheet.

See “Risk Factors” beginning on page 4 as well as the risk factors and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in Cardinal Health’s securities.

Cardinal Health’s common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “CAH.” Any common shares sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the NYSE. If we decide to list or seek a quotation for any other securities we may offer and sell from time to time, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

The address of Cardinal Health’s principal executive office is 7000 Cardinal Place, Dublin, Ohio 43017 and the telephone number at the principal executive office is (614) 757-5000.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

The date of this prospectus is August 12, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatically effective registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, Cardinal Health may sell in one or more offerings any combination of Cardinal Health’s common shares, preferred shares, unsecured debt securities in one or more series, which may be senior or subordinated debt securities, units or any combination of these securities. This prospectus provides you with a general description of the securities Cardinal Health may offer. Each time Cardinal Health sells securities, we will provide a prospectus supplement, which may be in the form of a term sheet, that will contain specific information about the terms of that offering and the specific terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information and Incorporation of Certain Documents by Reference.”

Because Cardinal Health is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), Cardinal Health may add to and offer additional securities, including securities to be offered and sold by selling security holders, by filing a prospectus supplement with the SEC at the time of the offer.

In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities or other information.

We have not authorized any person to provide you with any information or to make any representation other than as contained in this prospectus or in any prospectus supplement and the information incorporated by reference herein and therein. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. If anyone provides you with different or inconsistent information or representations, you should not rely on them. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. Cardinal Health is not making an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction where the offer, sale or solicitation is not permitted. The information appearing or incorporated by reference in this prospectus and any supplement to this prospectus is accurate only as of the date of this prospectus or any supplement to this prospectus or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “we,” “us” or “our” mean Cardinal Health, Inc. and its consolidated subsidiaries, and references to “Cardinal Health” or “the Company” refer to Cardinal Health, Inc., excluding its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access and read our SEC filings through the SEC’s website at www.sec.gov. This site contains reports, proxy and information statements and other information that we file electronically with the SEC. Documents may also be available on our website at http://www.cardinalhealth.com under the heading “Investor Relations.” Other than the SEC filings we specifically incorporate by reference herein below, the information contained on or accessible through our website is neither incorporated by reference into this registration statement or prospectus or any accompanying prospectus supplement nor intended to be used in connection with any offering hereunder.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC, which includes exhibits and other information not included in this prospectus or a prospectus supplement. The SEC allows us to “incorporate by reference” in this prospectus the information we file with it. This means that we are disclosing important business and financial information to you by referring to other documents filed separately with the SEC that contain the omitted information. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents filed with the SEC by us and any future filings we make with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we complete our offering of the securities offered by this prospectus and any accompanying prospectus supplement. We are not incorporating by reference any information “furnished” rather than “filed” under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless otherwise specified. Nothing in this prospectus shall be deemed to incorporate by reference herein information of the type described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K contained in any of the documents or the future filings described below.

SEC Filings	Period/Date
Annual Report on Form 10-K	Fiscal Year ended June 30, 2025, filed with the SEC on August 12, 2025.

Portions of the Company’s Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Shareholders	Incorporated by reference into the Company’s Annual Report on Form 10-K for the Fiscal Year ended June 30, 2024, filed with the SEC on September 16, 2024 (with respect to the “Letter to Cardinal Health Shareholders,” “Notice of Annual Meeting of Shareholders,” “Proxy Summary,” “Corporate Governance,” “Executive Compensation,” “Audit Committee Maters,” “Share Ownership Information,” and “Other Matters” only).

Description of common shares contained in Exhibit 4.4 to the Company’s Annual Report on Form 10-K and any amendment or report filed with the SEC for the purpose of updating the description	Fiscal Year ended June 30, 2019, filed with the SEC on August 20, 2019.

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated herein by reference, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

We will furnish without charge to each person (including any beneficial owner) to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits). Requests for such documents should be made to:

Cardinal Health, Inc.

7000 Cardinal Place

Dublin, Ohio 43017

(614) 757-5000

Attention: Investor Relations

RISK FACTORS

Investing in Cardinal Health’s securities involves significant risks. Before you invest in Cardinal Health’s securities, in addition to the other information contained in this prospectus and in the accompanying prospectus supplement, you should carefully consider the risks and uncertainties identified in Cardinal Health’s reports filed with the SEC that are incorporated by reference into this prospectus and the accompanying prospectus supplement herein and therein, including, in particular, the risk factors set forth in our Annual Report on Form 10-K for the year ended June 30, 2025, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Furthermore, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. See “Where You Can Find More Information and Incorporation of Certain Documents by Reference” above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Cardinal Health’s filings with the SEC, including Cardinal Health’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “2025 Form 10-K”), any subsequent Annual Report, any Quarterly Report on Form 10-Q or any Current Report on Form 8-K of Cardinal Health (along with any exhibits and amendments to such reports), as well as Cardinal Health’s news releases or any other written or oral statements made by or on behalf of Cardinal Health, may include, directly or by incorporation by reference, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act intended to be covered by the safe harbor provided for under these sections that reflect Cardinal Health’s current view (as of the date the forward-looking statement is first made) about future events, prospects, projections or financial performance. The matters discussed in these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied in or by such statements. These risks and uncertainties include:

•	competitive pressures in the markets in which we operate, including pricing pressures;

•	uncertainties relating to the pricing of and demand for generic pharmaceuticals;

•

uncertainties related to recently imposed or threatened tariffs on China, Mexico and Canada and other countries, and any retaliatory actions taken by these countries, which will result in us incurring additional costs to procure products or materials that we source, manufacture and distribute, including the risk that we will not be successful at mitigating the negative impact of such increased costs, the risk that we may not be able to establish alternate sources of supply and may experience supply disruptions or shortages;

•	uncertainties relating to the timing, frequency and profitability of generic pharmaceutical launches or other components of our pharmaceutical generics program;

•	changes in the timing or frequency of the introduction of branded pharmaceuticals;

•	material reductions in purchases, pricing changes, non-renewal, early termination, or delinquencies or defaults under contracts with key customers;

•

costs or claims resulting from quality issues, or other potential or alleged errors or defects in our manufacturing or sourcing of medical devices or other products or in our compounding, repackaging, information systems or pharmacy management services that may injure persons or damage property or operations, including costs from recalls, remediation efforts, and related product liability claims and lawsuits, including class action lawsuits;

•

any compromise of our information systems or of those of a third-party service provider, including unauthorized access to or use or disclosure of company or customer information, disruption of access and ancillary risks associated with our ability to effectively manage any issues arising from any such compromise or disruption;

•

continuing risks associated with the resolution and defense of the lawsuits and investigations in which we have been or will be named relating to the distribution of prescription opioid pain medication, including the investigations by the U.S. Department of Justice which concerns our anti-diversion program, our anti-diversion policies and procedures and our distribution of certain controlled substances;

•

risks associated with the national opioid settlement agreement, including the risk that the maintenance of the required changes to distributors’ controlled substance anti-diversion programs may result in unforeseen costs or operational challenges and the risk that if we fail to or are alleged to have failed to comply with the terms of the settlement agreement, we could incur monetary or other penalties or result in additional lawsuits being filed against us;

•	uncertainties related to Cardinal Health Brand products, including our ability to manage cost and infrastructure, retain margin, increase volume and improve performance;

•

significantly increased costs for commodities and other materials used in the Global Medical Products and Distribution segment manufacturing, including various components, compounds, raw materials or energy such as oil-based resins, pulp, cotton, latex and other commodities and the possibility that we may not successfully offset or mitigate these increases;

•

risks arising from acquisitions, including possible liabilities relating to the operations or activities of such businesses prior to their acquisition, and uncertainties relating to our ability to achieve the anticipated results from acquisitions, including as a result of entering new lines of business with risks and uncertainties that may be different from or more significant than risks and uncertainties facing our legacy businesses;

•

risks associated with the tax benefit from our self-insurance loss claims, including, certain state courts’ interpretation of laws and insurance policies in ways that may impact our self-insurance loss, which could negatively impact our financial position;

•

disruption, damage or lack of access to, or failure of, our or our third-party service providers’ information systems, our critical facilities, including our national logistics center, or our distribution networks;

•

risks associated with our Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services, including the risk that failure to comply with the requirements set forth therein could result in monetary or other penalties;

•	our high sales concentration with certain key customers, including CVS Health Corporation;

•	our ability to maintain the benefits of our generic pharmaceutical sourcing venture with CVS Health Corporation;

•

actions of regulatory bodies and other governmental authorities, including the U.S. Drug Enforcement Administration, certain agencies within the U.S. Department of Health and Human Services (including the U.S. Food and Drug Administration, Centers for Medicare and Medicaid Services, the Office of Inspector General and the Office for Civil Rights), the U.S. Nuclear Regulatory Commission, the U.S. Federal Trade Commission, the U.S. Customs and Border Protection, various state boards of pharmacy, state controlled substance authorities, state health departments, state insurance departments, state Medicaid departments or comparable regulatory bodies or governmental authorities or foreign equivalents that, in each case, could delay, limit or suspend product development, manufacturing, distribution, importation or sales or result in warning letters, recalls, seizures, injunctions or monetary sanctions;

•	shortages in commodities, components, compounds, raw materials or energy used by our businesses, including supply disruptions of radioisotopes;

•	the loss of, or default by, one or more key suppliers for which alternative suppliers may not be readily available;

•

uncertainties with respect to certain business process initiatives, including IT infrastructure activities and outsourcing relationships, including the ability to achieve the expected benefits from such initiatives, the risk that we could incur unexpected charges, and the risk that we may fail to retain key personnel;

•

difficulties or delays in the development, production, manufacturing, sourcing and marketing of new or existing products and services, including difficulties or delays associated with obtaining or maintaining requisite regulatory consents, whether our own or third parties’, or approvals associated with those activities;

•

manufacturing disruptions, whether due to regulatory action, including regulatory action to reduce ethylene oxide (“EtO”) emissions, production quality deviations, safety issues or raw material shortages or defects, or because a key product is manufactured at a single manufacturing facility with limited alternate facilities;

•

risks associated with industry reliance on EtO to sterilize certain medical products that we manufacture or distribute, including the possibility that regulatory actions to reduce EtO emissions could become more widespread, which may result in increased costs or supply shortages; and risks that the lawsuits against us alleging personal injury resulting from EtO exposure could become more widespread;

•	the possibility that we could be subject to adverse changes in the tax laws or challenges to our tax positions, including the possibility that the corporate tax rate in the U.S. could be increased;

•	risks arising from possible violations of healthcare fraud and abuse laws;

•

risks arising from possible violations of the U.S. Foreign Corrupt Practices Act and other similar anti-corruption laws in other jurisdictions and U.S. and foreign export control, trade embargo and customs laws;

•

risks arising from our collecting, handling and maintaining patient-identifiable health information and other sensitive personal and financial information, which are subject to federal, state and foreign laws that regulate the use and disclosure of such information;

•

risks arising from certain of our businesses being Medicare-certified suppliers or participating in other federal and state healthcare programs, such as state Medicaid programs and the federal 340B drug pricing program, which businesses are subject to accreditation and quality standards and other rules and regulations, including applicable reporting, billing, payment and record-keeping requirements;

•	risks arising from pharmaceutical manufacturers’ restriction of sales under the 340B drug pricing program to contract pharmacies, which may adversely impact our customers;

•

risks arising from certain of our businesses manufacturing pharmaceutical and medical products or repackaging pharmaceuticals that are purchased or reimbursed through, or are otherwise governed by, federal or state healthcare programs, which businesses are subject to federal and state laws that establish eligibility for reimbursement by such programs and other applicable standards and regulations;

•

changes in laws or changes in the interpretation or application of laws or regulations, as well as possible failures to comply with applicable laws or regulations, including as a result of possible misinterpretations or misapplications;

•	unfavorable changes to the terms or with our ability to meet contractual obligations of key customer or supplier relationships, or changes in customer mix;

•

risks arising from changes in U.S. or foreign tax laws and unfavorable challenges to our tax positions and payments to settle these challenges, which may adversely affect our effective tax rate or tax payments;

•

uncertainties due to possible government healthcare reform, including proposals related to Medicare drug rebate arrangements, possible repeal or replacement of major parts of the Patient Protection and Affordable Care Act, proposals related to prescription drug pricing transparency and the possible adoption of Medicare-For-All;

•	reductions or limitations on governmental funding at the state or federal level or efforts by healthcare insurance companies to limit payments for products and services;

•	changes in manufacturers’ pricing, selling, inventory, distribution or supply policies or practices;

•	changes in legislation or regulations governing prescription drug pricing, healthcare services or mandated benefits;

•

uncertainties arising as a result of the Supreme Court decision on Dobbs vs. Jackson, including uncertainties associated with states’ proposed and adopted laws which may impact our ability to distribute or store certain pharmaceutical products and the risk that we could incur unforeseen costs to comply with these new laws in various jurisdictions;

•	changes in hospital buying groups or hospital buying practices;

•	changes in distribution or sourcing models for pharmaceutical and medical and surgical products, including an increase in direct and limited distribution;

•	changes to the prescription drug reimbursement formula and related reporting requirements for generic pharmaceuticals under Medicaid;

•

continuing consolidation in the healthcare industry, which could give the resulting enterprises greater bargaining power and may increase pressure on prices for our products and services or result in the loss of customers;

•

risks to our business and information and controls systems in the event that business process improvements, infrastructure modernization or initiatives to use third-party service providers for key systems and processes are not effectively implemented;

•

the risk that we may not effectively implement and maintain data governance structures across businesses to allow us to access and interpret our data, which could put us at a competitive disadvantage relative to our peers;

•

the results, costs, effects or timing of any commercial disputes, government contract compliance matters, patent infringement claims, qui tam actions, government investigations, shareholder lawsuits or other legal proceedings;

•	the possibility that our business performance or internal control over financial reporting may be adversely impacted if we are not successful at attracting, retaining and developing talent;

•

losses relating to product liability lawsuits and claims regarding products for which we cannot obtain product liability insurance or for which such insurance may not be adequate to cover our losses, including the product liability lawsuits we are currently defending relating to alleged personal injuries associated with the use of Cordis inferior vena cava filter products;

•

risks associated with the importation of products or source materials used in products that we manufacture or distribute, including risks associated with our country-of-origin determinations and the possibility that we could experience additional supply disruptions as a result of the Uyghur Forced Labor Prevention Act or other similar regulations;

•	our ability to maintain adequate intellectual property protections;

•

our ability to manage and complete divestitures or other strategic business combination transactions, including our ability to find buyers or other strategic exit opportunities and risks associated with the possibility that we could experience greater dis-synergies than anticipated or otherwise fail to achieve our strategic objectives;

•	bankruptcy, insolvency or other credit failure of a customer or supplier that owes us a substantial amount;

•

risks associated with global operations, including the effect of local economic environments, inflation, recession, currency volatility and global competition, in addition to risks associated with compliance with U.S. and international laws relating to global operations;

•

uncertainties with respect to U.S. or international trade policies, tariffs, excise or border taxes and their impact on our ability to source products or materials that we need to conduct our business;

•

risks associated with our use of and reliance on the global capital and credit markets, including our ability to access credit and our cost of credit, which may adversely affect our ability to efficiently fund our operations or undertake certain expenditures;

•	our ability to introduce and market new products and our ability to keep pace with advances in technology;

•	significant charges to earnings if goodwill or intangible assets become impaired;

•	uncertainties relating to general political, business, industry, regulatory and market conditions; and

•	other factors described in the “Risk Factors” section of the 2025 Form 10-K.

This list of important factors is not intended to be exhaustive. The risk factors set forth in the section titled “Risk Factors” and incorporated by reference in this prospectus and any accompanying prospectus supplement discuss certain of these matters more fully. We discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition, and results of operations, in our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

As and when made, we believe that our forward-looking statements are reasonable. However, as a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions generally identify “forward-looking statements,” which speak only as of the date the statements were made, and also include statements reflecting future results or guidance, statements of outlook and expense accruals. We undertake no obligation to update or revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made, except to the extent required by applicable law.

THE COMPANY

Cardinal Health, Inc., an Ohio corporation formed in 1979, is a global healthcare services and products company providing customized solutions for hospitals, healthcare systems, pharmacies, ambulatory surgery centers, clinical laboratories, physician offices and patients in the home. We provide pharmaceuticals and medical products and cost-effective solutions that enhance supply chain efficiency. We connect patients, providers, payers, pharmacists and manufacturers for integrated care coordination.

For additional information concerning our business and our financial results and condition, please refer to the documents incorporated by reference in this prospectus.

The mailing address of our executive offices is 7000 Cardinal Place, Dublin, Ohio 43017, and our telephone number is (614) 757-5000.

USE OF PROCEEDS

Except as we may describe otherwise in a prospectus supplement or a free writing prospectus, we intend to use the net proceeds from the sale of any offered securities for general corporate purposes, including, but not limited to, working capital, capital expenditures, repayment or refinancing of indebtedness, acquisitions, and the repurchase, redemption or retirement of Cardinal Health’s securities. The net proceeds may be invested temporarily or applied to repay short-term, interest-bearing, investment-grade securities or similar assets until they are used for their stated purpose.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of Cardinal Health’s capital stock. The following summary of the terms of Cardinal Health’s capital stock is not meant to be complete and is qualified by reference to Cardinal Health’s Amended and Restated Articles of Incorporation, as amended (the “Articles”), and Cardinal Health’s Restated Code of Regulations (the “Regulations”), which are the documents that establish these rights. Copies of the Articles and Regulations are incorporated by reference in the registration statement of which this prospectus is a part. See “Where You Can Find More Information and Incorporation of Certain Documents by Reference” on page 2 of this prospectus for information on how to obtain copies of documents incorporated by reference in the registration statement of which this prospectus is a part.

The Articles authorize Cardinal Health to issue up to 750 million common shares. As of June 30, 2025, approximately 271 million common shares were issued and approximately 32 million were held in treasury. The Articles also authorize Cardinal Health to issue up to 5 million Class B common shares, none of which are outstanding or reserved for issuance, and 500,000 non-voting preferred shares, none of which are outstanding or reserved for issuance. The principal stock exchange on which our common shares are listed is the New York Stock Exchange under the symbol “CAH.”

From time to time, Cardinal Health may issue additional authorized but unissued common shares for share dividends, stock splits, employee benefit and compensation programs, financing and acquisition transactions, and other general purposes. Those common shares will be available for issuance without action by Cardinal Health’s shareholders, unless action by the Cardinal Health shareholders is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which common shares may be listed in the future.

Common Shares

All of the outstanding common shares are fully paid and nonassessable. Holders of common shares do not have preemptive rights and have no right to convert their common shares into any other security. All common shares are entitled to participate equally and ratably in dividends, when and as declared by Cardinal Health’s board of directors. In the event of the liquidation of Cardinal Health, holders of common shares are entitled to share ratably in assets remaining after payment of all liabilities, subject to prior distribution rights of any preferred shares then outstanding. Holders of common shares are entitled to one vote per share upon all matters on which shareholders are entitled to vote. Holders of Class B common shares (if any are issued in the future) are entitled to one-fifth of one vote per share upon all matters on which shareholders are entitled to vote. Except as otherwise expressly provided by law, the Articles or the Regulations, all matters on which shareholders are entitled to vote will be decided by the majority of votes cast without regard to abstentions. Under certain circumstances, holders of Class B common shares have a right to a separate class vote. Holders of common shares do not have any rights to cumulate votes in the election of directors.

Preferred Shares

No shares of non-voting preferred shares are currently outstanding. Under the Articles, Cardinal Health’s board of directors, without further action by its shareholders, is authorized to issue up to 500,000 non-voting preferred shares, without par value, in one or more series and to fix the designations, preferences, limitations and relative or other rights thereof, including the designation and authorized number of shares constituting each series, dividend rights, liquidation price, redemption rights, sinking fund requirements, conversion rights and restrictions on the issuance of such shares. The issuance of preferred shares could adversely affect the holders of common shares. The issuance of preferred shares could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of Cardinal Health.

Board of Directors

Cardinal Health’s board of directors currently consists of fifteen members. The Regulations provide that the number of directors is fixed from time to time by the board of directors, but in no case may the number of directors be decreased to fewer than nine nor increased to more than 16. The board of directors may fill any vacancy, including a vacancy created by an increase in the number of directors. Each director serves until the next annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death. In uncontested elections of directors, as defined in the Articles, directors are elected by a majority of the votes cast; director elections other than uncontested elections are governed by a plurality voting standard.

Anti-takeover Protections

Some provisions of Ohio law, the Articles and the Regulations may have the effect of delaying, deferring or discouraging another party from acquiring control of Cardinal Health.

Articles and Regulations

The Articles and Regulations:

•	authorize the board of directors to issue, at any time, nonvoting preferred shares, the terms of which may be determined by the board of directors;

•	do not authorize cumulative voting;

•	authorize the board of directors to amend, repeal, or adopt new regulations;

•

provide that only the chairman of the board of directors, the chief executive officer or the president, or a majority of the directors may call a special meeting of the shareholders, except that a special meeting must be called upon the request from at least 25% of the combined voting power of the outstanding shares entitled to vote at the meeting; and

•	provide an advanced written notice procedure with respect to shareholder proposals and shareholder nomination of candidates for election as directors.

Ohio Law

The following summarizes Chapter 1704 of the Ohio Revised Code which may have the effect of prohibiting, raising the costs of, or otherwise impeding, a change of control of Cardinal Health, whether by merger, consolidation or sale of assets or stock (by tender offer or otherwise), or by other methods. Chapter 1704 provides generally that any person who has beneficial ownership of 10% or more of a corporation’s voting stock (thereby being an “interested shareholder”) may not engage in a wide range of business combinations with the corporation for a period of three years following the date the person became an interested shareholder, unless the directors of the corporation have approved the transaction or the interested shareholder’s acquisition of shares of the corporation, in either case, prior to the date the interested shareholder became an interested shareholder of the corporation. After the three-year period, business combinations between the corporation and the interested shareholder are prohibited unless certain fair price provisions are complied with or the shareholders of the corporation approve the transaction by the affirmative vote of two-thirds of the voting power of the corporation, including at least a majority of the disinterested shareholders. These restrictions on interested shareholders do not apply under certain circumstances, including when a person becomes an “interested shareholder” only because a corporation has repurchased some of its voting stock.

Exclusive Forum Provision

The Regulations provide that, unless Cardinal Health consents in writing to the selection of an alternate forum, the United States District Court for the Southern District of Ohio, Eastern Division, (or if that court determines that it lacks jurisdiction to hear the action, the Franklin County, Ohio Court of Common Pleas, which prior to the amendment to the Regulations adopted by Cardinal Health’s board of directors on November 6, 2019, was the court specified for such proceedings) will be the exclusive forum for derivative suits and certain other actions, including any action asserting a claim against Cardinal Health or any director, officer or other employee arising under Ohio corporation law, the Articles or the Regulations.

Transfer Agent and Registrar

The transfer agent and registrar for the common shares is Computershare Trust Company, N.A., P.O. Box 505000, Louisville, KY 40233-5000.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms and provisions of the debt securities that Cardinal Health may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of the debt securities that Cardinal Health may offer will be described in a prospectus supplement, which you should read. Because the terms of specific series of debt securities offered may differ from the general information that Cardinal Health has provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and Cardinal Health. The debt securities will be issued pursuant to an indenture, dated as of June 2, 2008, between Cardinal Health and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee, unless otherwise indicated in the applicable prospectus supplement. When Cardinal Health refers to the “indenture” in this prospectus, Cardinal Health is referring to the indenture under which your debt securities are issued, as may be supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against Cardinal Health if Cardinal Health defaults on its obligations under the indenture. Second, the trustee performs certain administrative duties for Cardinal Health with respect to the debt securities.

Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the indenture. This summary is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture, which will be in the form filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part. If this summary refers to particular provisions in the indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. Cardinal Health urges you to read the applicable indenture and any supplement thereto because these documents, and not this section, define your rights as a holder of debt securities.

In this section, “Cardinal Health” refers to Cardinal Health, Inc., excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

The indenture does not limit the amount of debt securities or any other debt Cardinal Health may incur. The indenture provides that the debt securities may be issued from time to time in one or more series. The debt securities may have the same or various maturities. The debt securities may be issued at par, at a premium or with original issue discount. Cardinal Health may also reopen a previous issue of securities and issue additional securities of the series. The debt securities will be unsecured obligations of Cardinal Health. Senior debt securities will rank equally in right of payment with all of Cardinal Health’s existing and future unsecured and unsubordinated indebtedness. Subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of Cardinal Health’s unsecured and senior indebtedness. Unless otherwise specified in a prospectus supplement, a default in Cardinal Health’s obligations with respect to any other indebtedness will not constitute a default or an event of default with respect to the debt securities. The indenture does not contain any covenants or provisions that afford holders of debt securities protection in the event of a highly leveraged transaction.

Cardinal Health conducts nearly all of its operations through subsidiaries and it expects that it will continue to do so. As a result, the right of Cardinal Health to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of holders of the debt securities to benefit as creditors of Cardinal Health from any distribution are subject to the prior claims of creditors of the subsidiary.

The prospectus supplement relating to any series of debt securities will, among other things, describe the following terms, where applicable:

•	the title of the debt securities and whether the debt securities will be senior or subordinated;

•	the total principal amount of the debt securities and any limit upon the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal of the debt securities will be payable, or the method by which such date or dates will be determined;

•

the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable and the record dates for the determination of holders of debt securities to whom interest is payable, or the method by which such date or dates will be determined, and the basis upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•	if in addition to or other than The City of New York, the place for payment, registration, transfer, exchange or conversion of the debt securities;

•	any optional redemption provisions;

•	any sinking fund or analogous provisions that would obligate us to redeem, repurchase or repay the debt securities;

•

if other than denominations of $1,000 and any integral multiple thereof in the case of debt securities in registered form and denominations of $5,000 in the case of debt securities in bearer form, the denominations in which the debt securities will be issuable;

•

if other than the principal amount thereof, the portion of the principal amount of debt securities which will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy or the method by which such portion will be determined;

•	if other than U.S. dollars, the currency or currencies in which the debt securities will be denominated or payable;

•

whether the amount of payments of principal of or interest, if any, on the debt securities may be determined with reference to an index, formula or other method (which may be based on one or more currencies, commodities, equity indices or other indices), and how such amounts will be determined;

•	if the provisions of the indenture described under “Defeasance” are not applicable to the debt securities and any provisions in modification of such provisions;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•

whether the debt securities are to be issuable in registered form, in bearer form or both, any restrictions applicable to the offer, sale or delivery of debt securities in bearer form, whether the debt securities are to be issuable initially in temporary global form or issuable in permanent global form, and, if so, whether beneficial owners may exchange such interests for debt securities of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, and whether debt securities in registered form may be exchanged for debt securities in bearer form and the circumstances under which any such exchanges may occur;

•	any modifications to the events of default or covenants of Cardinal Health with respect to the debt securities;

•

if the debt securities are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•	if the debt securities are to be convertible into or exchangeable for any other securities, and the applicable terms and conditions;

•	whether the debt securities are subject to subordination and the terms of any such subordination;

•	any other material terms of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities; and

•	whether the debt securities or any portion thereof will be issuable as global securities and any depositary for such global securities.

Unless otherwise specified in a prospectus supplement, principal and premium, if any, will be payable, and the debt securities will be transferable and exchangeable without service charge, at the office of the trustee under the indenture. Interest on any series of the debt securities will be payable on the interest payment dates to the persons in whose names the debt securities are registered at the close of business on the related record dates, and, unless other arrangements are made, will be paid by checks mailed to such persons.

The debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) and sold at a discount which may be substantially below their stated principal amount (“Original Issue Discount Securities”). The applicable prospectus supplement may describe the federal income tax consequences and other special considerations applicable to any Original Issue Discount Securities.

Definitions

The definitions set forth below are a description of the terms that are defined in the indenture and used in this prospectus. The complete definitions are set forth in the indenture.

“Attributable Debt” means, in connection with a sale and lease-back transaction, the lesser of:

•	the fair value of the assets subject to the transaction; or

•

the aggregate of present values (discounted at a rate per annum equal to the weighted average Yield to Maturity of the debt securities of all series then outstanding and compounded semiannually) of Cardinal Health’s or any Consolidated Subsidiary’s obligations for net rental payments during the remaining term of all leases.

“Consolidated Subsidiary” means any Subsidiary substantially all the property of which is located, and substantially all the operations of which are conducted, in the United States of America whose financial statements are consolidated with those of Cardinal Health in accordance with generally accepted accounting principles.

“Exempted Debt” means the sum of the following as of the date of determination:

•	our indebtedness incurred after the date of the indenture and secured by liens not permitted by the limitation on liens provisions of the indenture; and

•

our Attributable Debt in respect of every sale and lease-back transaction entered into after the date of the indenture, other than leases permitted by the limitation on sale and lease-back provisions of the indenture.

“Financing Subsidiary” means any Subsidiary, including its Subsidiaries, engaged in one or more of the following activities:

•	the business of making loans or advances, extending credit or providing financial accommodations (including leasing new or used products) to others;

•

the business of purchasing notes, accounts receivable (whether or not payable in installments), conditional sale contracts or other obligations of others originating in sales at wholesale or retail; or

•	any other business as may be reasonably incidental to those described herein, including the ownership and use of property in connection therewith.

“Funded Indebtedness” means all Indebtedness having a maturity of more than 12 months from the date as of which the amount of Indebtedness is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.

“Indebtedness” means all items classified as indebtedness on our most recently available balance sheet in accordance with generally accepted accounting principles.

“Net Worth” means, as of any date of determination, the total shareholder’s equity of Cardinal Health and its Subsidiaries calculated on a consolidated basis in accordance with generally accepted accounting principles.

“Original Issue Discount Security” means any debt security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof following an event of default.

“Rate Hedging Obligations” means any and all obligations of anyone arising under:

•

any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions; and

•	any and all cancellations, buybacks, reversals, terminations or assignments of the same.

“Restricted Subsidiary” means a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act.

“Senior Funded Indebtedness” means any of Cardinal Health’s Funded Indebtedness that is not subordinated in right of payment to any of Cardinal Health’s other Indebtedness.

“Subsidiary” means any corporation, partnership, limited liability company, business trust, trust or other legal entity of which at least a majority of the outstanding stock or other ownership interests having voting power to elect a majority of the board of directors, managers or trustees of that corporation, partnership, limited liability company, business trust, trust or other legal entity (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company, business trust, trust or other legal entity shall have or might have voting power by reason of the happening of any contingency) is at the time owned by Cardinal Health or by Cardinal Health and one or more Subsidiaries or by one or more Subsidiaries.

“Yield to Maturity” means the yield to maturity on a series of debt securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.

Certain Covenants

The following is a summary of the material covenants contained in the indenture.

Limitations on Liens

So long as any of the debt securities remain outstanding, Cardinal Health will not, and it will not permit any Consolidated Subsidiary to, create or assume any Indebtedness for borrowed money that is secured by a mortgage, pledge, security interest or lien (the “liens”) of or upon any assets of Cardinal Health or any Consolidated Subsidiary, whether now owned or hereafter acquired, without equally and ratably securing the debt securities by a lien ranking ratably with and equal to such secured Indebtedness. The foregoing restriction does not apply to:

(a)	liens existing on the date of the indenture;

(b)	liens on assets of any corporation existing at the time it becomes a Consolidated Subsidiary;

(c)

liens on assets existing at the time Cardinal Health or a Consolidated Subsidiary acquires them, or to secure the payment of the purchase price for them, or to secure Indebtedness incurred or guaranteed by Cardinal Health or a Consolidated Subsidiary for the purpose of financing the purchase price of assets, or, in the case of real property, construction or improvements thereon, which Indebtedness is incurred or guaranteed prior to, at the time of, or within 360 days after the acquisition (or in the case of real property, completion of construction or improvements or commencement of full operation of such asset, whichever is later) provided that the lien shall not apply to any assets theretofore owned by Cardinal Health or a Consolidated Subsidiary other than, in the case of any such construction or improvements, any real property on which the construction or improvement is located;

(d)	liens securing Indebtedness owing by any Consolidated Subsidiary to Cardinal Health or another wholly owned domestic Subsidiary;

(e)

liens on any assets of a corporation existing at the time the corporation is merged into or consolidated with Cardinal Health or a Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by Cardinal Health or a Subsidiary;

(f)

liens on any assets of Cardinal Health or a Consolidated Subsidiary in favor of the United States of America or any State or political subdivision thereof, or in favor of any other country, or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

(g)	any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (f), inclusive;

(h)	certain statutory liens or other similar liens arising in the ordinary course of business or certain liens arising out of governmental contracts;

(i)	certain pledges, deposits or liens made or arising under workers’ compensation or similar legislation or in certain other circumstances;

(j)	liens created by or resulting from certain legal proceedings, including certain liens arising out of judgments or awards;

(k)

liens for certain taxes or assessments, landlord’s liens and liens and charges incidental to the conduct of our business, or our ownership of our assets which were not incurred in connection with the borrowing of money and which do not, in Cardinal Health’s opinion, materially impair our use of such assets in our operations or the value of the assets for its purposes; or

(l)	liens on any assets of a Financing Subsidiary.

Notwithstanding the foregoing restrictions, we may create or assume any Indebtedness which is secured by a lien without securing the debt securities, provided that at the time of such creation or assumption, and immediately after giving effect thereto, the Exempted Debt then outstanding at such time does not exceed 20% of Net Worth.

Limitations on Subsidiary Indebtedness

Cardinal Health will not permit any Restricted Subsidiary directly or indirectly to incur any Indebtedness for borrowed money, except that the foregoing limitations will not apply to the incurrence of:

(a)	Indebtedness outstanding on the date of the indenture;

(b)

Indebtedness of a Restricted Subsidiary that represents its assumption of Indebtedness of another Subsidiary, and Indebtedness owed by any Restricted Subsidiary to Cardinal Health or to another Subsidiary; provided that such Indebtedness will be held at all times by either Cardinal Health or a Subsidiary; and provided further that upon the transfer or disposition of such Indebtedness to someone other than Cardinal Health or another Subsidiary, the incurrence of such Indebtedness will be deemed to be an incurrence that is not permitted;

(c)

Indebtedness arising from (i) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such overdraft is extinguished within five business days of incurrence;

(d)

Indebtedness arising from guarantees of loans and advances by third parties to employees and officers of a Restricted Subsidiary in the ordinary course of business for bona fide business purposes; provided that the aggregate amount of such guarantees by all Restricted Subsidiaries does not exceed $1,000,000;

(e)	Indebtedness incurred by a foreign Restricted Subsidiary in the ordinary course of business;

(f)

Indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary or is merged into a Restricted Subsidiary or at the time of a purchase, lease or other acquisition by a Restricted Subsidiary of all or substantially all of the assets of such corporation;

(g)

Indebtedness of a Restricted Subsidiary arising from agreements or guarantees providing for or creating any obligations of Cardinal Health or any of its Subsidiaries incurred in connection with the disposition of any business, property or Subsidiary, excluding guarantees or similar credit support by a Restricted Subsidiary of indebtedness incurred by the acquirer of such business, property or Subsidiary for the purpose of financing such acquisition;

(h)	Indebtedness of a Restricted Subsidiary with respect to bonds, bankers’ acceptances or letters of credit provided by such Subsidiary in the ordinary course of business;

(i)

Indebtedness secured by a lien permitted by the provisions regarding limitations on liens or arising in respect of a sale and lease-back transaction permitted by the provisions regarding such transactions, or any Indebtedness incurred to finance the purchase price or cost of construction of improvements with respect to certain property or assets acquired after the date of the indenture;

(j)

Indebtedness that is issued, assumed or guaranteed in connection with compliance by a Restricted Subsidiary with the requirements of any program, applicable to such Restricted Subsidiary, adopted by any governmental authority that provides for financial or tax benefits which are not available directly to Cardinal Health;

(k)

Indebtedness arising from Rate Hedging Obligations incurred to limit risks of currency or interest rate fluctuations to which a Subsidiary is otherwise subject by virtue of the operations of its business, and not for speculative purposes;

(l)	Indebtedness incurred by any Financing Subsidiary; and

(m)	Indebtedness incurred in connection with refinancing of any Indebtedness described in clauses (a), (b), (f), (g), and (i) above (the “Refinancing Indebtedness”), provided that:

(i)	the principal amount of the Refinancing Indebtedness does not exceed the principal amount of the Indebtedness refinanced (plus the premiums paid and expenses incurred in connection therewith),

(ii)	the Refinancing Indebtedness has a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Indebtedness being refinanced, and

(iii)	the Refinancing Indebtedness ranks no more senior, and is at least as subordinated in right of payment, as the Indebtedness being refinanced.

Notwithstanding the foregoing restrictions, Restricted Subsidiaries may incur any Indebtedness for borrowed money that would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate principal amount of other Indebtedness (not including the Indebtedness permitted above), does not, at the time such Indebtedness is incurred, exceed 20% of Net Worth.

Limitation on Sale and Lease-Back Transactions

Sale and lease-back transactions (except those transactions involving leases for less than three years) by Cardinal Health or any Consolidated Subsidiary of any assets are prohibited unless:

•

Cardinal Health or the Consolidated Subsidiary would be entitled to incur Indebtedness secured by a lien on the assets to be leased in an amount at least equal to the Attributable Debt with respect to such transaction without equally and ratably securing the notes; or

•

the proceeds of the sale of the assets to be leased are at least equal to their fair value as determined by Cardinal Health’s board of directors and the proceeds are applied to the purchase or acquisition (or, in the case of real property, the construction) of assets or to the retirement of Senior Funded Indebtedness.

The foregoing limitation will not apply if at the time Cardinal Health or any Consolidated Subsidiary enters into such sale and lease-back transaction, immediately after giving effect thereto, Exempted Debt does not exceed 20% of Net Worth.

Merger, Consolidation, Sale, Lease or Conveyance

Cardinal Health will not merge or consolidate with any other corporation and will not sell, lease or convey all or substantially all its assets to any person, unless:

•	Cardinal Health will be the continuing corporation; or

•

(a) the successor corporation or person that acquires all or substantially all of Cardinal Health’s assets is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized under the laws of the United States or a State thereof or the District of Columbia; and (b) the successor corporation or person expressly assumes all of Cardinal Health’s obligations under the indenture and the debt securities; and (c) immediately after such merger, consolidation, sale, lease or conveyance, the successor corporation or person is not in default in the performance of the covenants and conditions of the indenture to be performed or observed by Cardinal Health.

Modification of the Indenture

Cardinal Health and the trustee cannot modify the indenture or any supplemental indenture or the rights of the holders of the debt securities without the consent of holders of at least a majority of the principal amount of the outstanding debt securities of each series affected by the modification. Cardinal Health and the trustee cannot modify the indenture without the consent of the holder of each outstanding debt security of such series affected by such modification to:

(1)	extend the final maturity of any of the debt securities;

(2)	reduce the principal amount;

(3)	reduce the rate or extend the time of payment of interest;

(4)	reduce any amount payable on redemption;

(5)	reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity;

(6)	reduce the amount of an Original Issue Discount Security provable in bankruptcy; or

(7)	impair or affect the right of any holder of the debt securities to institute suit for payment.

In addition, the consent of all holders of the debt securities is required to reduce the percentage of consent required to effect any modification.

Cardinal Health and the trustee may modify the indenture or enter into supplemental indentures without the consent of the holders of the debt securities, in certain cases, including:

(1)	to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities any property or assets;

(2)

to evidence the succession of another corporation, partnership, limited liability company, business trust, trust or other legal entity to Cardinal Health and the assumption by the successor corporation, partnership, limited liability company, business trust, trust or other legal entity of the covenants, agreements and obligations of Cardinal Health;

(3)	to add to Cardinal Health’s covenants any further covenants, restrictions, conditions or provisions considered to be for the protection of the holders;

(4)

to cure any ambiguity or to correct or supplement any provision contained in the indenture which may be defective or inconsistent with any other provision contained in the indenture or to make such other provisions in regard to matters or questions arising under the indenture that will not adversely affect the interests of the holders of the debt securities in any material respect;

(5)	to establish the form or terms of the debt securities;

(6)

to evidence or provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture that may be necessary to provide for or facilitate the administration of the trusts created thereunder by more than one trustee;

(7)

to add to or change any of the provisions of the indenture to such extent as may be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

(8)

to supplement any of the provisions of the indenture to such extent as is necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that any such action will not adversely affect the interests of any holder of an outstanding debt security of such series or any other outstanding debt security in any material respect; or

(9)

to amend or supplement any provision contained in the indenture or in any supplemental indenture, provided that no such amendment or supplement will materially adversely affect the interests of the holders of any debt securities then outstanding.

Events of Default

The following constitute events of default under the indenture with respect to each series of debt securities:

(1)	failure to pay principal of and premium, if any, on any debt securities of such series when due;

(2)	failure to pay interest on any debt securities of such series when due for 30 days;

(3)

failure to perform any other covenant or agreement of Cardinal Health in respect of the debt securities of such series for 90 days after written notice to Cardinal Health specifying that such notice is a “notice of default” under the indenture;

(4)	failure to pay any sinking fund installment when due on any debt securities of such series;

(5)	certain events of bankruptcy or insolvency of Cardinal Health; and

(6)

any other event of default provided in the supplemental indenture or resolutions of Cardinal Health’s board of directors under which such debt securities are issued or in the form of debt security for such series.

If an event of default occurs and is continuing due to the default in the performance or breach of clauses (1), (2), (3), (4) or (6) above with respect to any series of debt securities but not with respect to all outstanding debt securities issued, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of each affected series (each series voting as a separate class) may declare the principal amount and interest accrued of all such affected series of the debt securities to be due and payable immediately.

If an event of default occurs and is continuing due to a default in the performance of any of the covenants or agreements in the indenture applicable to all outstanding debt securities issued and then outstanding or due to certain events of bankruptcy or insolvency of Cardinal Health, either the trustee or the holders of not less than 25% in principal amount of all debt securities issued (treated as one class) may declare the principal amount and interest accrued of all such debt securities to be due and payable immediately. However, such declarations may be annulled and any defaults may be waived upon the occurrence of certain conditions, including deposit by Cardinal Health with the trustee of a sum sufficient to pay all matured installments of interest and principal and certain expenses of the trustee.

A default by Cardinal Health with respect to any Indebtedness other than the debt securities will not constitute an event of default with respect to the debt securities.

The trustee may withhold notice to the holders of any series of debt securities of any default (except in payment of principal of, or interest on, or in the payment of any sinking or purchase fund installment) if the trustee considers it in the interest of such holders to do so.

Subject to the provisions for indemnity and certain other limitations contained in the indenture, the holders of a majority in principal amount of each series of the debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee.

No holder of the debt securities of a series may institute any action against Cardinal Health under the indenture unless:

(1)	that holder gives to the trustee advance written notice of default and its continuance;

(2)	the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding affected by that event of default request the trustee to institute such action;

(3)	that holder or holders has offered the trustee reasonable indemnity as it may require;

(4)	the trustee has not instituted such action within 60 days of such notice, request and offer of indemnity; and

(5)

the trustee has not, during such 60-day period, received direction inconsistent with such written request by the holders of a majority in aggregate principal amount of the debt securities of each affected series then outstanding.

At any time prior to the evidencing to the trustee of the taking of any action by the holders of the percentage in aggregate principal amount of the debt securities of any or all series specified in the indenture in connection with such action, any holder of a debt security may, by filing written notice with the trustee, revoke such action concerning such security.

Cardinal Health is required to deliver to the trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, Cardinal Health is in compliance with the conditions and covenants under the indenture.

Satisfaction and Discharge

The indenture provides that Cardinal Health will be discharged from all obligations under the indenture and the indenture will cease to be of further effect when:

(1)	Cardinal Health has paid all sums payable by it under the indenture; or

(2)	Cardinal Health has delivered to the trustee for cancellation all authenticated debt securities; or

(3)

all the debt securities not delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee, and Cardinal Health has irrevocably deposited with the trustee as trust funds an amount in cash sufficient to pay the principal and interest at maturity or upon redemption of such debt securities not previously delivered to the trustee for cancellation and paid all other sums payable with respect to such debt securities; and

the trustee, on demand of and at the expense of Cardinal Health and upon compliance by Cardinal Health with certain conditions, will execute proper instruments acknowledging satisfaction and discharge of the indenture.

Defeasance

The term “defeasance,” as used in the indenture, means discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government securities to pay the principal, any premium, interest and any other sums due at maturity or on a redemption date of the securities of a particular series, then at our option:

(1)	we will be discharged from our obligations with respect to the securities of such series; or

(2)	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

If this happens, the holders of the securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated securities. Such holders may look only to such deposited funds or obligations for payment.

To exercise such option, we are required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the securities to recognize income, gain or loss for federal income tax purposes.

Form and Denomination of Debt Securities

Denomination of Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and integral multiples thereof.

Registered Form

Cardinal Health may issue the debt securities in registered form, in which case Cardinal Health may issue them either in book-entry form only or in “certificated” form. Cardinal Health will issue registered debt securities in book-entry form only, unless it specifies otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities.

Holders of Registered Debt Securities

Book-Entry Holders

Cardinal Health will issue registered debt securities in book-entry form only, unless Cardinal Health specifies otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary’s book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, Cardinal Health will recognize only the depositary or its nominee as the holder of the debt securities, and Cardinal Health will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system, or that holds an interest through a participant in the depositary’s book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the event that Cardinal Health issues debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.

For debt securities held in street name, Cardinal Health will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and Cardinal Health will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from Cardinal Health to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Registered Holders

Cardinal Health’s obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or Cardinal Health, run only to the registered holders of the debt securities. Cardinal Health does not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the registered holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because Cardinal Health is issuing the debt securities only in global form.

For example, once Cardinal Health makes a payment or gives a notice to the registered holder of the debt securities, Cardinal Health has no further responsibility with respect to such payment or notice even if that registered holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if Cardinal Health wants to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve Cardinal Health of the consequences of a default or of our obligation to comply with a particular provision of an indenture), Cardinal Health would seek the approval only from the registered holders, and not the indirect holders, of the debt securities. Whether and how the registered holders contact the indirect holders is up to the registered holders.

Notwithstanding the above, when Cardinal Health refers to “you” or “your” in this prospectus, Cardinal Health is referring to investors who invest in the debt securities being offered by this prospectus, whether they are the registered holders or only indirect holders of the debt securities offered. When Cardinal Health refers to “your debt securities” in this prospectus, Cardinal Health means the series of debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, Cardinal Health urges you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for its consent, as a registered holder of the debt securities, if ever required;

•

if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a registered holder of such debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that Cardinal Health deposits with and registers in the name of a financial institution or its nominee that Cardinal Health selects. The financial institution that Cardinal Health selects for this purpose is called the depositary. Unless Cardinal Health specifies otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that Cardinal Health issues in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. Cardinal Health describes those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the registered holder of the debt securities represented by such global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under “— Special Situations When a Global Security Will Be Terminated.”

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Holders of Registered Debt Securities” above.

•

An investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the debt securities. Neither the trustee nor Cardinal Health have any responsibility for any aspect of the depositary’s actions or for the depositary’s records of ownership interests in a global security. Additionally, neither the trustee nor Cardinal Health supervise the depositary in any way.

•

DTC requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. Cardinal Health does not monitor and is not responsible for the actions of any of such intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as “certificated” debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. Cardinal Health has described the rights of direct holders and street name holders under “— Holders of Registered Debt Securities” above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged on termination of a global security for certificated debt securities to be held directly in their own names.

The special situations for termination of a global security are as follows:

•

if the depositary notifies Cardinal Health that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and Cardinal Health does not appoint another institution to act as depositary within 90 days of such notification;

•	if Cardinal Health notifies the trustee that it wishes to terminate that global security; or

•	if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.

The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not Cardinal Health or the trustee, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the registered holders of those debt securities.

Form, Exchange and Transfer of Registered Securities

If we cease to issue registered debt securities in global form, we will issue them:

•	only in fully registered certificated form; and

•	unless otherwise indicated in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their certificated securities at the trustee’s office. Cardinal Health has appointed the trustee to act as its agent for registering debt securities in the names of holders transferring debt securities. Cardinal Health may appoint another entity to perform these functions or perform them itself.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if Cardinal Health’s transfer agent is satisfied with the holders proof of legal ownership.

If Cardinal Health has designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement. Cardinal Health may appoint additional transfer agents or cancel the appointment of any particular transfer agent. Cardinal Health may also approve a change in the location of the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and Cardinal Health redeems less than all the debt securities of that series, Cardinal Health may block the transfer or exchange of those debt securities during the period beginning 15 days before the day Cardinal Health mails the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. Cardinal Health may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that Cardinal Health will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agents

On each due date for interest payments on the debt securities, Cardinal Health will pay interest to each person shown on the trustee’s records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. Cardinal Health will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which Cardinal Health will determine the owner of the debt security, as shown on the trustee’s records, is also known as the “record date.” The record date will usually be about two weeks in advance of the interest due date.

Because Cardinal Health will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

Payments on Global Securities

Cardinal Health will make payments on a global security by wire transfer of immediately available funds directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Global Securities” above.

Payments on Certificated Securities

Cardinal Health will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee’s records, as of the close of business on the record date. Cardinal Health will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee in New York City, New York, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security. All payments by check will be made in next-day funds (that is, funds that become available on the day after the check is cashed).

Alternatively, if a certificated security has a face amount of at least $10,000,000, and the holder of such certificated security so requests, Cardinal Health will pay any amount that becomes due on such certificated security by wire transfer of immediately available funds to an account specified by the holder at a bank in New York City, New York, on the applicable due date for payment. To request payment by wire transfer, the holder must give appropriate transfer instructions to the trustee or other paying agent at least 15 business days before the requested wire payment is due. In the case of any interest payments, the instructions must be given by the person who is shown on the trustee’s records as the holder of the certificated security on the applicable record date. Wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed

If payment on a debt security is due on a day that is not a business day, Cardinal Health will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Governing Law

The indenture is governed by New York law.

The Trustee

The trustee under the indenture is The Bank of New York Mellon Trust Company, N.A. The trustee serves as trustee for Cardinal Health’s 3.750% Notes due 2025, 4.700% Notes due 2026, 3.410% Notes due 2027, 5.125% Notes due 2029, 5.000% Notes due 2029, 5.450% Notes due 2034, 5.350% Notes due 2034, 4.600% Notes due 2043, 4.500% Notes due 2044, 4.900% Notes due 2045, 4.368% Notes due 2047 and 5.750% Notes due 2054. The trustee also serves as trustee for Allegiance Corporation’s 7.000% Debentures due 2026, which are guaranteed by Cardinal Health.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with the offering of such units. You should refer to the provisions of the applicable unit agreement and applicable prospectus supplement for more specific information about the units we offer. If any particular terms of the units described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may issue units comprised of one or more common shares, preferred shares and debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units offered thereunder.

VALIDITY OF THE SECURITIES

The validity of the offered securities will be passed upon for us by White & Case LLP, New York, New York and Patrick Pope of Cardinal Health. Mr. Pope is paid a salary by Cardinal Health and participates in various employee benefit plans offered to Cardinal Health’s employees generally. Mr. Pope holds equity incentive awards with respect to Cardinal Health’s common shares valued at greater than $50,000. Certain legal matters with respect to the offered securities may be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Cardinal Health, Inc. and subsidiaries appearing in Cardinal Health, Inc.’s Annual Report (Form 10-K) for the year ended June 30, 2025 (including the schedule appearing therein) and the effectiveness of Cardinal Health Inc. and subsidiaries’ internal control over financial reporting as of June 30, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Cardinal Health, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2025 are, and audited consolidated financial statements and Cardinal Health, Inc. management’s assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PLAN OF DISTRIBUTION

Cardinal Health may sell the offered securities:

•	through the solicitation of proposals of underwriters or dealers to purchase the offered securities;

•	through underwriters or dealers on a negotiated basis;

•	directly to institutional investors

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through a combination of any of these methods of sale.

The distribution of the securities may be made from time to time in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

The prospectus supplement with respect to any offered securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to Cardinal Health from such sale, any underwriting discounts and commissions and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities may be offered and sold through agents that we may designate from time to time. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of any securities so offered and sold.

If an underwriter or underwriters are utilized in the sale of any offered securities, Cardinal Health will execute an underwriting agreement with such underwriter or underwriters, and the names of the underwriter or underwriters and the terms of the transactions, including commissions, discounts, and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement that will be used by the underwriters to make resales of the offered securities. Such underwriter or underwriters will acquire the offered securities for their own account and may resell such offered securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. If any underwriter or underwriters are utilized in the sale of any offered securities, unless otherwise set forth in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters with respect to a sale of such offered securities will be obligated to purchase all such offered securities if any are purchased.

If so indicated in the prospectus supplement or term sheet relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from us under delayed delivery contracts providing for payment and delivery at a future date.

These contracts will be subject only to those conditions set forth in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will set forth the commission payable for solicitation of these contracts.

If a dealer is utilized in the sale of any offered securities, Cardinal Health will sell such offered securities to the dealer, as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of any such dealer and the terms of the transaction will be set forth in a prospectus supplement relating thereto.

Offers to purchase securities may be solicited directly by Cardinal Health and sales thereof may be made by Cardinal Health directly to institutional investors or others, who may be deemed to be underwriters, as such term is defined in the Securities Act, with respect to any resale of the offered securities. The terms of any such sales will be described in a prospectus supplement relating thereto.

Cardinal Health may indemnify its agents, dealers and underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus, other than Cardinal Health’s common shares, which are listed on the New York Stock Exchange, will be new issues with no established trading market. Cardinal Health may elect to list any series of securities on an exchange, and in the case of Cardinal Health’s common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, Cardinal Health shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of those activities at any time.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions, if any).

	Amount
SEC Registration Fee		$(1)
* Stock Exchange Listing Fee		(2)
* Trustees and Transfer Agent Expenses		(2)
* Printing and Engraving		(2)
* Services of Counsel		(2)
* Services of Independent Public Accountants		(2)
* Rating Agency Fees		(2)

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions, if any).

	Amount
* Blue Sky Fees and Expenses		(2)
* Federal Taxes		(2)
* State Taxes and Fees		(2)
* Miscellaneous		(2)
Total		$(2)

*	Estimated
(1)	Deferred in reliance upon Rule 456(b) and 457(r).
(2)	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities.

Item 15.	Indemnification of Directors and Officers.

Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of directors, officers and certain other persons. In general, the Ohio Revised Code authorizes Ohio corporations to indemnify directors, officers and certain other persons from liability if the director, officer or certain other person acted in good faith and in a manner reasonably believed by the director, officer or certain other person to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the director, officer or certain other person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (i) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless an appropriate court determines such person is fairly and reasonably entitled to indemnification, or (ii) if liability asserted against such person concerns certain unlawful dividends, distributions and other payments. Section 1701.13(E) provides that to the extent a director, officer or certain other person has been successful on the merits or otherwise in defense of any such action, suit or proceeding, such individual shall be indemnified against expenses reasonably incurred in connection therewith. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to directors, officers or certain other persons under the articles of incorporation or code of regulations of the corporation or an agreement. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any director, officer or certain other person against any liability asserted against him or her and incurred by him or her in his or her capacity, or arising out of the status, as a director, officer or certain other person, whether or not the corporation would have the power to indemnify him against such liability under the Ohio Revised Code.

Article 5 of the Regulations contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13 (E) of the Ohio Revised Code. The Regulations provide that Cardinal Health shall, to the fullest extent authorized by law, including but not limited to the laws of the State of Ohio, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, or employee of Cardinal Health, or is or was serving at the written request of Cardinal Health as a director, trustee, officer, employee, member, or manager of another corporation, domestic or foreign, nonprofit or for profit, limited liability company, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding. No amendment, termination, or repeal of Article 5, nor, to the fullest extent permitted by law, any modification of law, shall adversely affect or impair in any way the rights to be indemnified or to advancement of expenses pursuant to Article 5 with respect to any actions, omissions, transactions or facts occurring prior to the final adoption of such amendment, modification, termination or repeal. Cardinal Health has also entered into indemnification contracts with certain of its directors and officers which have terms similar to the indemnification provisions set forth in the Regulations.

Cardinal Health maintains a directors’ and officers’ insurance policy that insures the officers and directors of Cardinal Health from claims arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of Cardinal Health.

Item 16.	Exhibits.

Exhibit Number	Exhibit Description

1	Form of Underwriting Agreement (1)

3.1	Amended and Restated Articles of Incorporation of Cardinal Health, Inc., as amended (incorporated by reference to Exhibit 3.1 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-11373)

3.2	Cardinal Health, Inc. Restated Code of Regulations, as amended (incorporated by reference to Exhibit 3.1 to Cardinal Health’s Current Report on Form 8-K filed on May 11, 2023, File No. 1-11373)

4.1	Indenture, dated as of June 2, 2008, between Cardinal Health, Inc. and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Cardinal Health’s Current Report on Form 8-K filed on June 2, 2008, File No. 1-11373)

4.2	Form of Debt Securities (incorporated by reference to Exhibit 4.1 to Cardinal Health’s Current Report on Form 8-K filed on June 2, 2008, File No. 1-11373)

4.3	Specimen Certificate for Common Shares of Cardinal Health, Inc. (incorporated by reference to Exhibit 4.01 to Cardinal Health’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001, File No. 1-11373)

4.4	Specimen Certificate for Preferred Shares of Cardinal Health, Inc. (1)

4.5	Form of Unit Agreement, including form of unit certificate (1)

5.1	Opinion of White & Case LLP regarding the legality of the securities being registered

5.2	Opinion of Patrick Pope, Executive Vice President, General Counsel and Corporate Secretary of Cardinal Health, Inc.

Exhibit Number	Exhibit Description

23.1	Consent of Ernst & Young LLP

23.2	Consent of White & Case LLP (included in Exhibit 5.1)

23.3	Consent of Patrick Pope, Executive Vice President, General Counsel and Corporate Secretary of Cardinal Health, Inc. (included in Exhibit 5.2)

24	Powers of Attorney (included on signature page)

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. for the Indenture, dated as of June 2, 2008

107	Calculation of Filing Fee Tables

(1)	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the registration statement.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on August 12, 2025.

Cardinal Health, Inc.

By:	/s/ Jason M. Hollar
	Name:	Jason M. Hollar
	Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jessica L. Mayer or Patrick Pope, and each of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and re-substitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all amendments, including post effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agents, or his/her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities and on August 12, 2025.

Name	Title

/s/ Jason M. Hollar Jason M. Hollar	Chief Executive Officer and Director (principal executive officer)

/s/ Aaron E. Alt Aaron E. Alt	Chief Financial Officer (principal financial officer)

/s/ Mary C. Scherer Mary C. Scherer	Senior Vice President and Chief Accounting Officer (principal accounting officer)

/s/ Robert W. Azelby Robert W. Azelby	Director

/s/ Michelle M. Brennan Michelle M. Brennan	Director

/s/ Sheri H. Edison Sheri H. Edison	Director

/s/ David C. Evans David C. Evans	Director

Name	Title

/s/ Patricia A. Hemingway Hall	Director
Patricia A. Hemingway Hall

/s/ Akhil Johri	Director
Akhil Johri

/s/ Gregory B. Kenny	Director
Gregory B. Kenny

/s/ Nancy Killefer	Director
Nancy Killefer

/s/ Christine A. Mundkur	Director
Christine A. Mundkur

/s/ Robert W. Musslewhite	Director
Robert W. Musslewhite

/s/ Sudhakar Ramakrishna	Director
Sudhakar Ramakrishna